EXHIBIT 10.2

FINANCIAL INVESTORS OF THE SOUTH, INC.

1994 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

These securities have not been registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state, and they or any interest therein may not be offered, sold, transferred, assigned, pledged or otherwise disposed of in whole or in part, in such a manner as to violate the registration requirements of the Act or any applicable state securities laws, and (a) without the issuer having received (i) prior written notice from the holder of the holder’s intention to make such offer, sale, transfer, assignment, pledge or other disposition, and (ii) an opinion of counsel that such offer, sale, transfer, assignment, pledge or other disposition will not (A) result in the issuer being subjected to any additional regulatory requirements, or (B) violate applicable law or the certificate of incorporation of the issuer; and (b) without the holder having received the prior written consent of the issuer to such offer, sale, transfer, assignment, pledge or other disposition.

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into effective as of the _____ day of ____________, _______, by and between FINANCIAL INVESTORS OF THE SOUTH, INC., a Delaware corporation (the “Company”), and __________________________________ (the “Optionee”), pursuant to the Financial Investors of the South 1994 Stock Incentive Plan (the “Plan”).

RECITALS

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has determined that it would be to the advantage and best interests of the Company and its Shareholders to grant the option provided for in this Agreement to the Optionee in recognition of past services rendered by the Optionee to the Company and to give the Optionee additional incentive in furthering the business success of the Company. The Company is the owner of 100% of the capital stock of Bank of Alabama, an Alabama banking corporation (the “Bank”).

In consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The option rights granted herein are in all respects subject to, and shall be governed and determined by, the provisions set forth in the Plan and to any rules which might be adopted by the Committee with respect thereto to the same extent and with the same effect as if set forth fully herein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

2. The Company does hereby grant unto the Optionee the right and option, in the form of an ________________________1, to purchase from the Company ________(            ) shares of the Company’s Stock, par value $1.00 per share (the “Option”), from authorized but unissued shares of the Company or shares of Stock of the Company held in the treasury of the Company (to be determined in the discretion of the Company), at and for a purchase price of $_________ per share (the “Exercise Price”), which has been determined by the Committee to be the Fair Market Value of the Company’s Stock as of the date hereof.

[1]	Either: (i) Incentive Stock Option (ISO) intended to qualify under Section 422A of the Internal Revenue Code (“Incentive Stock Option”); or (ii) Non-Qualified Stock Option (NQSO) which are not intended to qualify under Section 422A of the Internal Revenue Code (“Non-Qualified Stock Option”).

3. The Option shall be exercised by (i) written notice delivered to the Company of the Optionee’s intent to exercise the Option, which notice shall specify the number of shares of Stock then being exercised, the person in whose name the stock certificate or certificates for such shares of Stock is to be registered, such person’s address and the social security number or tax identification number of such person; (ii) delivery of such representations and agreements as to the Optionee’s investment intent with respect to such shares of Stock as may be satisfactory to the Company’s counsel; and (iii) the payment in full to the Company of an amount equal to the amount obtained by multiplying the Exercise Price by the number of shares of Stock then being purchased. The Option price shall be payable in full in cash or its equivalent at the time of the exercise of the Option.

4. In lieu of exercise of Options by payment in cash or its equivalent of the Option Price, the Optionholder may exercise Options by surrendering Options having a “Net Value” equal to the aggregate Exercise Price of the Options to be exercised, where “Net Value” is equal to (i) the “Fair Market Value” (as hereinafter defined) of the shares of Common Stock relating to surrendered Options, less (ii) the aggregate Exercise Price for the surrendered Options. The “Fair Market Value” shall be the fair market value of the Stock of the Company determined in the good faith judgment of the Board of Directors of the Company, which may, but is not required to be, based in whole or in part upon one or more of the following (i) an appraisal by a person or firm with experience in appraising the value of shares similar to the Stock; (ii) a comparison of the book value and/or price to earnings multiples of the Stock to that of other financial institutions; and (iii) actual arm’s length basis market transactions in Stock of which the Company is aware. Such determination of Fair Market Value made in writing by the Board of Directors with respect to a particular date of exercise shall be binding upon the Optionholder and the Company for all purposes of this Agreement. The Company agrees to make such determination of “Fair Market Value” upon at least thirty (30) days prior written request by the Optionholder (or such shorter period as the Company may agree). The Company shall provide a Fair Market Value which is valid for purposes of this Agreement for a period of at least ten (10) days with respect to each request for determination of a Fair Market Value made by an Optionholder; provided that the Company shall not be required to make any determination of Fair Market Value with respect to request by an Optionholder more than twice each calendar year except that, in any event, the Company upon request of the Optionholder made within ninety (90) days of expiration of an Option shall provide a Fair Market Value upon at least ten (10) days prior written request.

5. Subject to paragraph 7, the Option may be exercised and Stock may be purchased by the Optionee as the result of such exercise commencing on the date hereof and ending on the earlier to occur of (the “Time of Expiration”): (i) the date all of the shares of Stock subject to the Option are purchased pursuant to the terms of this Agreement; or (ii) 5 p.m. Birmingham, Alabama time, _____________.

6. In case of any exercise of the Option, this Agreement, accompanied by payment of the full purchase price for the shares of Stock then being purchased, shall be surrendered to the Company. The Company will thereupon cause to be issued and delivered to the Optionee, as soon as reasonably may be done in accordance with the terms of the Plan, a certificate or certificates, representing the shares of Stock so purchased and fully paid for. In the event of a partial exercise, the Company will endorse on this Agreement the fact that the Option has been partially exercised on such date and the extent of such exercise.

7. The Optionee may not exercise any of the option rights granted herein unless at all times during the period beginning on the date hereof and ending on the date of exercise the Optionee was a full-time employee of the Company; provided, however, that if the employment of the Optionee has been terminated solely on account of Retirement, Disability or death of the Optionee, then the Option may be exercised by the Optionee, the Optionee’s legal representative in the event of the Disability of the Optionee, or the executor, administrator, or personal representative of the estate of the Optionee, or the person or persons to whom the Option has been validly transferred by such executor or administrator pursuant to will or the laws of descent and distribution in the event of death (as the case may be), in the manner prescribed herein before the Time of Expiration and within one (1) year after the effective date of the termination of the Optionee’s employment.

8. Notwithstanding anything else to the contrary contained herein, any Stock issued pursuant to the exercise of an Option hereunder shall be immediately forfeited and returned to the Company in the event that either (i) the Optionee resigns employment from the Company (including its affiliates), or (ii) is terminated from employment by the Company (or its affiliates) “for cause”, in each case within 180 days after the exercise of such Option hereunder (the “Forfeiture Period”). Upon such forfeiture, the Exercise Price, if any, paid in cash or its equivalent by the Optionee shall be repaid, without interest, to the Optionee by the Company. No reimbursement shall be made in the event that such Option was exercised pursuant to the provisions of Section 4 hereof. The Company shall be entitled, in its sole discretion, to either place a legend on any certificate for shares of Stock subject to this provision noting the restriction (in a manner similar to that set forth in Section 8.4.1 of the Plan), or the Company may retain the certificates representing such shares of Stock until the expiration of the Forfeiture Period.

9. This Agreement and the option rights granted herein are personal to the Optionee and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution, and are exercisable during the Optionee’s lifetime only by the Optionee or, in the event of Disability, his legal representative.

10. This Agreement shall terminate and be of no further force or effect at the Time of Expiration.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama. Any invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

12. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

13. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

14. The Optionee hereby consents to any withholding actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Internal Revenue Code of 1986, as amended, and any related state or local income tax laws, in the amount of the difference between the Exercise Price of the Stock and its fair market value on the date of exercise or the lapse of a restriction, as applicable.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Optionee as of the date first above written.

FINANCIAL INVESTORS OF THE SOUTH, INC.

By:
Its:

OPTIONEE

[Print Name]